Exhibit 10.14
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DATE:    July 29, 2002

TO:      FuelNation (BORROWER)
         4121 SW 47th Avenue, Suite 1301
         Davie, Florida 33314

FROM: Shaikh Isa Mohammed Isa Alkhalifa and or his appointee, (INVESTOR) Villa 144, Shaikh Khalifa Avenue
         Manama, Bahrain

RE:      $330 Million Bond Financing letter of credit

This letter will confirm our understanding and agreement to provide a cost of issuance and shortfall letter of credit for the taxable municipal bond issue in amounts equal to approximately 3.5% (three and one half percent) of the bond amount for a total of approximately $10,500,000 in three installments of approximately $3,500,000. The letters of credit will be available for the series A, B, C of the bond offering or any portion thereof, subject to your prior commitment you received from the investment fund located in Portland, Oregon.

         Transaction: FuelNation will issue a taxable Municipal Bond Issue in the amount of $330,000,000 USD in three series, A,B,C of approximately $110,000,000 each, for the purpose of developing a public purpose Travel and Transportation center in Davie, Florida and the acquisition and consolidation of five (5) petroleum marketers/petroleum transporters and centralize the acquisitions with automation and tracking of petroleum from the state of Ohio. FuelNation will use a Public Agency as defined in Chapter 163, Florida Statutes for the bond issuance with an interlocal agreement between a public agency in Ohio and Florida. The Underwriter will sign a Note Purchase Agreement, at the time of marketing the notes, to purchase all of the debt. The proceeds from the sale of the notes are placed with the note holders' Trustee. The Trustee places the proceeds from the sale of the notes and the proceeds of the Shortfall Letter of Credit ("LOC") with a bank rated AA or better by S&P.

         Shortfall LOC: The Shortfall LOC has a ten (10) day life and is used in accordance with the S&P requirements to transmit proceeds to the Trustee. The Shortfall LOC is in an amount sufficient to cover the difference between the interest on the notes and the interest earned on the Investment Agreement paid by the Investment Agreement Bank computed to the Maturity Date. In order to get a clean bankruptcy opinion for the closing, the Shortfall Bank agrees to use its own funds for the issuance of the LOC. It agrees with the Issuer that it can reimburse itself, in accordance with a reimbursement agreement between it and the Issuer, upon the cashing of the Shortfall LOC from the funds previously placed in the bank.

         Security: The Letter of Credit from the investor will only be drawn at closing of the bond funding to pay for the cost of issuance and the short fall letter of credit fees. Repayment of the letter of credit will be secured with an irrevocable assignment of proceeds, payable to the investor or their assigns, to be placed with the escrow agent that holds the letter of credit and to be paid upon the first draw from the bond proceeds, approximately Twenty-Five (25) business days.

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         Due Date:  The full amount of the draw, plus interest and unpaid fees, will be due Twenty-Five (25) business days after the letter of credit is drawn at closing.

         Disclosure: FuelNation will supply the investor with a commitment for the bond offering and an acceptable irrevocable assignment of proceeds for the letter of credit amount to be placed with the escrow agent that holds the letter of credit.

CONDITIONS FOR DRAW:

Written notice from the Trustee or Political Body that it has entered into a deposit agreement for the investment of the proceeds of the Notes and the Shortfall Letter of Credit in a form which is acceptable to S&P ; and

Written notice from the Trustee that it possesses the Shortfall Letter of Credit and deposited the proceeds thereof into the Secured Note Fund; and

Written notice from Political Body that it has received final verification from the certified public accounting firm that the Deposit Agreement will generate revenues sufficient to pay the debt service on the Notes when due. Written notice from Political Body's bond counsel that it has received and delivered all legal opinions required to complete the Offering; and

Written notice from Political Body at pre-closing that it has received from S&P a rating letter providing a rating for the Notes of "AA" or better; and

Written notice from the Trustee that it has received the Note proceeds in the Secured Note Fund for the benefit of the note holders or an executed Bond Purchase Agreement supplemented by a letter from the Underwriter that all conditions have been satisfied, and that it will deliver the Note proceeds on the date specified as the Closing Day of the Offering; and

Written Notice from the investor that it has received an assignment of proceeds for the repayment of the letter of credit from the escrow.

AGREED TO AND ACCEPTED THIS 29TH DAY OF JULY 2002


FUELNATION, INC.                           INVESTOR

By: /s/ CHRISTOPHER R. SALMONSON           /s/ SHAIKH ISA MOHAMMED ISA ALKHALIFA
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Christopher R. Salmonson, President

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